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                                                     ITEM 14(a) 3, EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT



Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statement No. 33-53293 of Tesoro Petroleum Corporation on Form S-8 of our report dated February 1, 1995, appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

San Antonio, Texas
March 15, 1995